SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2003

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

InfoSpace, Inc. (“InfoSpace”) announced on April 4, 2003 that, as part of the process of redefining its focus on core business strategies, it would effect a workforce reduction of approximately 115 positions. After this restructuring, InfoSpace’s worldwide employee base totals approximately 475.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS.

99.1    Press Release, dated April 4, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2003

INFOSPACE, INC.

By:	/s/ EDMUND O. BELSHEIM
Edmund O. Belsheim Chief Administrative Officer

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